Exhibit 99.1

Mark C. Mirken named New CEO and Chairman of the Board of Millennium Biotechnologies, Inc.

Basking Ridge, New Jersey, August 6, 2008 Millennium Biotechnologies, Inc., a wholly owned subsidiary of Millennium Biotechnologies Group, Inc. (OTCBB:MBTG) today named Mark C. Mirken its new Chief Executive Officer and Chairman of its Board of Directors.

Mirken has been President and Chief Operating Officer of Millennium since he joined the Company in September of 2007. Mirken will replace Jerry Swon who has been Chief Executive Officer and Board Chairman since 2001. Mr. Swon will be retiring from these positions to pursue other business interests.

“In the short time that Mark has been with Millennium he has demonstrated a complete set of business skills and decisive leadership in designing, developing, marketing and selling a Ready-to-Drink product that is gaining significant market acceptance. Mark has created a new and dynamic product and a growing domestic and international customer base. The Agreements he has developed with Ferring Pharmaceuticals of Canada, a division of the international billion dollar drug conglomerate, is the beginning of significant international opportunities. Our three year manufacturing contract with General Electric subsidiary Farmland Dairies will anchor the domestic growth of our Ready to Drink product in the immunocompromised and Long Tem Care and Sports Channels. At this point in the Company’s history we are extremely fortunate to have a person with Mark’s business development capabilities and strategic vision to continue to build and develop the Company’s products and line extensions in both its clinical and sports businesses,” said Mr. Swon.

“I am extremely excited about the ability to move Millennium in the commercialization of its product lines and leverage and enhance its intellectual assets. I feel strongly that we must shed our past and move quickly to establish beachheads in the lucrative channels we have initiated while concurrently developing similar opportunities in related platforms. This development and execution of our targeted nutritional supplements, both powdered and Ready-to-Drink will lead the transformation of Millennium from a small start-up company with a promising technology to a global enterprise with increasing value to our shareholders,” stated Mirken.

Prior to joining Millennium, Mark was consultant to numerous Wall Street funds across a broad category of disciplines. He was also the Chief Operating Officer of Turbochef Technologies, Inc. (NASDAQ; OVEN). When he left in 2004, the market cap had increased from under Twenty Million dollars to approximately half a billion dollars. Mirken holds an A.B. from the University of North Carolina and a J.D. from the University of North Carolina School of Law at Chapel Hill.

About Millennium

Millennium's six marketed products form its advanced line of nutritional formulas. Resurgex Select(R) is a whole foods-based, calorically dense, high- protein nutritional formula developed for cancer patients undergoing chemotherapy or radiation treatments. Resurgex(R) and Resurgex Plus(R) are specialized, anabolic nutritional supplements rich in antioxidants that provide nutritional support post-treatment. Millennium also created Surgex(TM) sports nutrition formula to address the nutritional concerns of professional, Olympic, and amateur elite athletes. These athletes often experience similar symptoms post-workout to those battling immuno-compromised conditions, such as fatigue, loss of lean muscle, oxidative stress, and reduced immune function. Resurgex Essential(TM) and Resurgex Essential Plus(TM) are comprehensive, calorically dense formulas that meet and succeed the nutritional requirements of the assisted living community.

Statements in this news release regarding future financial and operating results, future growth in R&D programs, potential applications of the Millennium's technology, opportunities for the Millennium, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words 'will,' 'believes,' 'plans,' 'anticipates,' 'expects,' 'estimates,' and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of Millennium's intellectual property, and economic conditions generally. Additional information on potential factors that could affect results and other risks and uncertainties are detailed from time to time in Millennium's periodic reports, including Forms 10-KSB, 10-QSB, 8-K, and other forms filed with the Securities and Exchange Commission ('SEC'). Millennium Biotechnologies, Inc.

SOURCE Millennium Biotechnologies, Inc.